Exhibit 4.1

FIRST REGIONAL BANCORP,

Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of October 30, 2003

$15,000,000

6% Convertible Subordinated Debentures Due 2023

FIRST REGIONAL BANCORP

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

(S) 310 (a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	608
610
(S) 311 (a)	613
(b)	613
(S) 312 (a)	701
702(a)
(b)	702(b)
(c)	702(c)
(S) 313 (a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
(S) 314 (a)	704
(b)	Not Applicable
(c) (1)	102
(c) (2)	102
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	102
(S) 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514

i

Trust Indenture Act Section	Indenture Section

(S) 316 (a)	101
(a) (1) (A)	502
512
(a) (1) (B)	513
(a) (2)	Not Applicable
(b)	508
(c)	104(c)
(S) 317 (a) (1)	503
(a) (2)	504
(b)	1003
(S) 318 (a)	107

SECTION 1001.	Payment of Principal, Premium and Interest.
SECTION 1002.	Maintenance of Office or Agency.
SECTION 1003.	Money for Security Payments to Be Held in Trust.
SECTION 1004.	Statement by Officers as to Default.
SECTION 1005.	Existence.
SECTION 1006.	Payment of Taxes and Other Claims.
SECTION 1007.	Waiver of Certain Covenants.
SECTION 1008.	Book-Entry System.

ARTICLE ELEVEN REDEMPTION OF SECURITIES

SECTION 1101.	Right of Redemption.
SECTION 1102.	Applicability of Article.
SECTION 1103.	Election to Redeem; Notice to Trustee.
SECTION 1104.	Selection by Trustee of Securities to Be Redeemed.
SECTION 1105.	Notice of Redemption.
SECTION 1106.	Deposit of Redemption Price.
SECTION 1107.	Securities Payable on Redemption Date.
SECTION 1108.	Securities Redeemed in Part.

ARTICLE TWELVE SUBORDINATION OF SECURITIES

SECTION 1201.	Securities Subordinate to Senior Indebtedness.
SECTION 1202.	Payment Over of Proceeds Upon Dissolution, Etc.
SECTION 1203.	Prior Payment to Senior Indebtedness Upon Acceleration of Securities.
SECTION 1204.	No Payment When Senior Indebtedness in Default.
SECTION 1205.	Payment Permitted If No Default.
SECTION 1206.	Subrogation to Rights of Holders of Senior Indebtedness.
SECTION 1207.	Provisions Solely to Define Relative Rights.
SECTION 1208.	Trustee to Effectuate Subordination.
SECTION 1209.	No Waiver of Subordination Provisions.
SECTION 1210.	Notice to Trustee.
SECTION 1211.	Reliance on Judicial Order or Certificate of Liquidating Agent.
SECTION 1212.	Trustee Not Fiduciary for Holders of Senior Indebtedness.
SECTION 1213.	Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
SECTION 1214.	Article Applicable to Paying Agents.
SECTION 1215.	Payment of Proceeds in Certain Cases.
SECTION 1216.	Certain Conversions Deemed Payment.

ARTICLE THIRTEEN CONVERSION OF SECURITIES

SECTION 1301.	Conversion Privilege and Conversion Price.
SECTION 1302.	Exercise of Conversion Privilege.
SECTION 1303.	Fractions of Shares.
SECTION 1304.	Adjustment of Conversion Price.
SECTION 1305.	Notice of Adjustments of Conversion Price.
SECTION 1306.	Notice of Certain Corporate Actions.
SECTION 1307.	Company to Reserve Common Stock.
SECTION 1308.	Taxes on Conversions.

SECTION 1309.	Covenant as to Common Stock.
SECTION 1310.	Cancellation of Converted Securities.
SECTION 1311.	Provisions in Case of Consolidation, Merger or Sale of Assets.

INDENTURE, dated as of October 30, 2003 between FIRST REGIONAL BANCORP, a corporation duly organized and existing under the laws of the State of California (herein called the “Company”), having its principal office at 1801 Century Park East, Los Angeles, California, 90067, and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of The United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 6% Convertible Subordinated Debentures Due 2023 (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions
of General Application

SECTION 101.                                                                    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” , when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate”  of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Bank” means First Regional Bank, a state bank chartered under the laws of the State of California, and its successors (whether by consolidation, merger, conversion, transfer of substantially all of their assets and business or otherwise) so long as First Regional Bank or any successor is a Subsidiary.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which (i) banking associations or national banking associations in Los Angeles, California are authorized or obligated by law or executive order to close.

“Closing Price” means, with respect to the Common Stock of the Company, for any day, the reported last sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case (i) on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Trustee for that purpose.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1311, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company”  means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 707 Wilshire Boulevard, 17th floor, Los Angeles, California, 90017.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Custodian” means Wells Fargo Bank, National Association, as custodian with respect to any Global Note, or any successor entity thereto.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 305 hereof, in the form specified in Article Two except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to any Global Notes, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Notes (or any successor securities clearing agency so registered).

“DTC” means The Depository Trust Company, a New York corporation.

“Entitled Persons” means any person entitled to payment pursuant to the terms of Other Financial Obligations.

“Event of Default” has the meaning specified in Section 501.

“Excess Proceeds” has the meaning specified in Section 1215(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Global Note”  means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Global Note Legend” means the legend set forth in Section 305(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“indebtedness for money borrowed”, when used with respect to the Company, means any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Major Depository Institution Subsidiary”, means a Subsidiary that is an insured depository institution and that is or would be a direct or indirect major subsidiary (or other subsidiary deemed to be the equivalent of a major subsidiary) as such term is defined by the Board of Governors of the Federal Reserve System (or any successor thereof) from time to time; provided, however, that any Subsidiary that had consolidated quarterly average total assets that were less than 20% of the Company’s consolidated quarterly average total assets for the most recently available quarter shall not be deemed to be a Major Depository Institution Subsidiary.

“Maturity” , when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Other Financial Obligations”  means all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Securities.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)                                  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3)                                  Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite majority in principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Private Placement Legend” means the legend set forth in Section 305(f)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A of the Securities Act.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof among the Company and the purchasers of the Securities.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 10 or October 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation D” means Regulation D promulgated under the Securities Act (including any successor regulation thereto) as in effect on the date hereof.

“Regulation S” means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as in effect on the date hereof.

“Regulation D Global Note” means the Global Note in the form specified in Article II bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Regulation D.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form specified in Article II bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form specified in Article II bearing the Global Note Legend, the Private Placement Legend and the legend set forth in Section 305(f)(3) hereto, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Securities” shall have the meaning assigned to it in the preamble to this Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of, and premium, if any, and interest on (a) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Securities and (ii) such indebtedness as is by its terms expressly stated to rank pari passu in right of payment with the Securities, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Date” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the principal exchange or market on which the Common Stock is traded or quoted.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday during which trading in securities generally occurs on the Nasdaq National Market (or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal other market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the Nasdaq National Market (or, if applicable, such other market) in its entirety or only the shares of the Common Stock (by reason of movements in price exceeding the limits permitted by the relevant market on which the shares are traded or otherwise) or on which the Nasdaq National Market (or, if applicable, such other market) cannot clear the transfer of the Company’s shares due to an event beyond the Company’s control.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form specified in Article II that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, but does not bear the Private Placement Legend.

“U.S. Person” means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a Non-U.S. Person who has sole or shared investment which at least one executor or administrator is a Non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a Non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a Non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by “accredited investors” within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term “U.S. Person” shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102.                                                                    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                                                                    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                                                    Acts of Holders; Record Dates.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)                                 The ownership of Securities shall be proved by the Security Register.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.                                                                    Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Department, or

(2)                                  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.                                                                    Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.                                                                    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.                                                                    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.                                                                    Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.                                                                    Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.                                                                    Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the Holders of Securities, and subject to Section 907, Entitled Persons in respect of Other Financial Obligations, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.                                                                    Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.                                                                    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO

Security Forms

SECTION 201.                                                                    Forms Generally.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Any definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Notes will be exchanged for the Regulation S Permanent Global Notes upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Regulation D Global Note or a Restricted Global Note bearing a Private Placement Legend, all as contemplated by Section 305 hereof), and (ii) an Officers’ Certificate from the Company.  Following such period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures.  Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by the agent members through Euroclear or Cedel.

SECTION 202.                                                                    Form of Face of Security.

The following legend shall appear on the face of each Global Note:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH

MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

The following legend shall appear on the face of each Global Note for which The Depository Trust Company is to be the Depositary:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

FIRST REGIONAL BANCORP

6% Convertible Subordinated Debentures Due 2023

THIS DEBENTURE IS NOT A DEPOSIT AND IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
OR ANY GOVERNMENT AGENCY

No.	$

FIRST REGIONAL BANCORP, a corporation duly organized and existing under the laws of the State of California (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                Dollars on October 30, 2023, and to pay interest thereon from October 30, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 30 and October 30 in each year, commencing April 30, 2004, at the rate of 6% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 10 or October 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such automated quotation system or exchange, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

FIRST REGIONAL BANCORP

By
Name:
Title:

By
Name:
Title:

SECTION 203.                                                                    Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its 6% Convertible Subordinated Debentures Due 2023 (herein called the “Securities”), limited in aggregate principal amount to $15,000,000, issued and to be issued under an Indenture, dated as of October 30, 2003 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on October 30, 2023, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $27.50 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted.  Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

The Securities are subject to redemption upon not less than 30 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at the following Redemption Price (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning October 30 of the year indicated:

Year	Redemption Price
2006	106.0%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date; provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; and provided, further, that the Securities may not be redeemed prior to October 30, 2006.  Notwithstanding the above, the Securities are subject to redemption upon not less than 30 days’ notice by mail, at any time prior to October 30, 2007, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, if the average Closing Price of the Common Stock for at least 30 Consecutive Trading Days equals or exceeds 140% of the then effective conversion price.

Any Securities called for redemption, unless surrendered for conversion on or before the close of business on the Redemption Date, are subject to purchase from the Holder of such Securities at the Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities and convert them into Common Stock of the Company.

In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness, as defined in the Indenture, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series (as defined in the Indenture, “Excess Proceeds”), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Securities of this series. This Security is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Security, by accepting the same, agrees to be bound by the provisions of the Indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF CONVERSION NOTICE]

TO FIRST REGIONAL BANCORP

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of First Regional Bancorp in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares of Common Stock or Securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Fill in for registration of shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Name

Address

Please print name and address (including zip code)

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER

Portion of Security to be Converted (in an integral multiple of $1,000, if less than all):

[FORM OF ASSIGNMENT]

For value received                                                              hereby sell(s), assign(s) and transfer(s) unto                                                              (please insert social security or other identifying number of assignee) the within Security and hereby irrevocably constitutes and appoints                                                              as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

NOTICE: The signature on the conversion notice or the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

SECTION 204.                                                                    Form of Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
As Trustee

By
Authorized Signatory

ARTICLE THREE

The Securities

SECTION 301.                                                                    Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $15,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306, 906, 1108 or 1302.

The Securities shall be known and designated as the “6% Convertible Subordinated Debentures Due 2023” of the Company.  Their Stated Maturity shall be October 30, 2023, and they shall bear interest at the rate of 6% per annum, from October 30, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 30 and October 30, commencing April 30, 2004, until the principal thereof is paid or made available for payment.

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall be redeemable as provided in Article Eleven.

The Securities shall be subordinated and subject in right of payment to the prior payment of Senior Indebtedness as provided in Article Twelve.

The Securities shall be convertible as provided in Article Thirteen.

SECTION 302.                                                                    Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.                                                                    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by two authorized officers consisting of its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.                                                                    Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

For purposes of this Section 304, each Global Note shall be considered a Definitive Note.

SECTION 305.                                                                    Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the  purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1302 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Notes:

(1)                                  Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Security for all purposes of this Indenture.

(2)                                  Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Securities registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i)

has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note.

(3)                                  Subject to Clause (2) above, any exchange of a Global Note for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(4)                                  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Security is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

(5)                                  The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note will not be considered the owners or holders thereof.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Securities; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 305 or Sections 304 or 306, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 305(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 305(b) or (c).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 305(b)(1), but the Company or the Trustee may request an Opinion of Counsel.

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 305(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 305(g).

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 305(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (3)(d) thereof; or

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation D Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (3)(d) thereof.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 305(b)(2) above and:

(A)                              such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(B)                                the Registrar receives the following:  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests for Definitive Notes.  Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 305(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 305(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 303, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 305(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2)(a) thereof;

(D)                               if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(E)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item 3(c) thereof,

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes.  A holder of a beneficial interest in the Regulation S Temporary Global Note may not (A) exchange such beneficial interest for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transfer to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(B)                                the Registrar receives the following:  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(4)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 305(b)(2).  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(c)(4) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 305(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 305(g).

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2) thereof; or

(D)                               if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(d) thereof;

(E)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item 3(c) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (C) above, the Regulation S Global Note, in the case of clause (D) above, the Regulation D Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(B)                                the Registrar receives the following:  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (B), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A), (2)(B) or (3) of this Section 305(d) at a time when an

Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 305(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 303, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 305(e) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made to a QIB pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof;

(C)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)                               if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(B)                                the Registrar receives the following:  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (B), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS

ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) to this Section 305 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)                                  Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                  Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 309.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(2)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 1108, 1311 and Article Eight).

(3)                                  The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                  The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Article Eleven and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(6)                                  Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 303.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 305 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 305, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A and B attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 306.                                                                    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and  shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.                                                                    Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)                                  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such automated quotation system or securities exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid  to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 308.                                                                    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.                                                                    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.                                                                    Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.                                                                    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                                  either

(A)                              all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                                all such Securities not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.                                                                    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

ARTICLE FIVE

Remedies

SECTION 501.                                                                    Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of its assets (other than the appointment of a conservator with respect to the Bank or any other depository institution Subsidiary of the Company insured by the Federal Deposit Insurance Corporation or any successor agency), or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(2)                                  the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or substantially all of its assets (other than the appointment of a conservator with respect to the Bank or any other depository institution Subsidiary of the Company insured by the Federal Deposit Insurance Corporation or any successor agency), or the making by it of an assignment for the benefit of creditors.

SECTION 502.                                                                    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable, except that no such declaration shall be required upon the occurrence of an Event of Default specified in Section 501(2).

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)                              all overdue interest on all Securities,

(B)                                the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

(C)                                to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)                                  all Events of Default have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.                                                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)                                  default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                  default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(3)                                  there shall occur the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Major Depository Institution Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Major Depository Institution Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, or

(4)                                  there shall occur the commencement by any Major Depository Institution Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the any Major Depository Institution Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Major Depository Institution Subsidiary in furtherance of any such action;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities ((in the case of an event referred to in subsections 503(1) and 503(2) above) or of all the Securities (in the case of an event referred to in subsections 503(3) and 503(4) above)), the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Security or Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Security or Securities, wherever situated.

“Default” means any one of the following events (whatever the reason for such Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

(A)                              an Event of Default specified in Section 501; or

(B)                                the events referred to in subsections 503(1) through (4) above; or

(C)                                default in performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(D)                               a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) or any Major Depository Institution Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted (i) in a failure to pay an aggregate principal amount exceeding $500,000 of such debt at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount, or (ii) in such indebtedness in an aggregate principal amount exceeding $500,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A)

a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; and provided, further, that any such event of default shall not be deemed to have occurred if and so long as the Company shall contest the validity thereof in good faith by appropriate proceedings.

If a Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.                                                                    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)                                  to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)                                  to collect and receive moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.                                                                    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.                                                                    Application of Money Collected.

Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607; and

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507.                                                                    Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Default;

(2)                                  the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.                                                                    Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert such Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.                                                                    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                                                                    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                                                    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                                                    Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.                                                                    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1)                                  in the payment of the principal of (or premium, if any) or interest on any Security, or

(2)                                  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.                                                                    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article Thirteen.

SECTION 515.                                                                    Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601.                                                                    Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. Subject to the foregoing, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and (ii) no implied covenants or obligations shall be read into this Indenture against the Trustee.

SECTION 602.                                                                    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder known to the Trustee, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 503(C), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Default.

SECTION 603.                                                                    Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a)                                  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.                                                                    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.                                                                    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.                                                                    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.                                                                    Compensation and Reimbursement.

The Company agrees

(1)                                  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder, including reasonable default fees of the Trustee upon the occurrence of an Event or Default (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                  to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except for funds held in trust for the benefit of the Holders of Securities.

SECTION 608.                                                                    Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.                                                                    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.                                                                    Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(1)                                  the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.                                                                    Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.                                                                    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating

Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.                                                                    Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.                                                                    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By [AUTHENTICATING AGENT],
As Authenticating Agent

By
Authorized Signatory

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701.                                                                    Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)                                  semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee, if acting as and in its capacity as Security Registrar.

SECTION 702.                                                                    Preservation of Information; Communications to Holders.

(a)                                  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee, if acting as and in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.                                                                    Reports by Trustee.

(a)                                  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.                                                                    Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.                                                                    Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)                                  in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1311;

(2)                                  immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time or both, would become a Default, shall have happened and be continuing; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.                                                                    Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901.                                                                    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)                                  to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(3)                                  to secure the Securities; or

(4)                                  to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1311; or

(5)                                  to add any additional Events of Default or Defaults; or

(6)                                  to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination shall not modify the rights of the Holder of any Security with respect to such provision; or

(7)                                  subject to Section 907, to add to, change or eliminate any of the provisions of Article Twelve, provided that any such addition, change or elimination shall not adversely affect the interests of the Holders of Outstanding Securities in any material respect; or

(8)                                  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (8) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.                                                                    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                  change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security as provided in Article Thirteen (except as permitted by Section 901(4)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

(2)                                  reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)                                  modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                                                    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                                                                    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.                                                                    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.                                                                    Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.                                                                    Subordination Unimpaired.

No provision in any supplemental indenture that affects the superior position of the holders of Senior Indebtedness shall be effective against any holder of Senior Indebtedness, unless such holder shall have consented thereto. Notwithstanding any provision in this Indenture or otherwise, the rights of Entitled Persons in respect of Other Financial Obligations under this Indenture and otherwise in respect of the Securities may, at any time and from time to time, be modified in any respect or eliminated without the consent of any Entitled Person in respect of Other Financial Obligations.

ARTICLE TEN

Covenants

SECTION 1001.                                                              Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.                                                              Maintenance of Office or Agency.

The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.                                                              Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, and the City of Los Angeles, State of California, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.                                                              Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.                                                              Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect for it and the Bank their existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries or the Bank and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.                                                              Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.                                                              Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1006, inclusive, if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1008.                                                              Book-Entry System.

If the Securities cease to trade in DTC’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.                                                              Right of Redemption.

The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time, under the conditions and at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date. In the case of any such redemption prior to October 30, 2006, or a redemption at 100% of the principal amount during the 12-month period beginning October 30, 2006, the Company shall, prior to giving notice of such redemption pursuant to Section 1105, furnish the Trustee with an Officers’ Certificate stating that the Company is entitled to redeem the Securities pursuant to the provisions of the third paragraph in the reverse of the form of Security hereinbefore set forth.

The Company will consult with the Board of Governors of the Federal Reserve System prior to electing to redeem for cash any of these Securities.

SECTION 1102.                                                              Applicability of Article.

Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.                                                              Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.                                                              Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.                                                              Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)                                  the Redemption Date,

(2)                                  the Redemption Price,

(3)                                  if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4)                                  that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

(5)                                  the conversion price, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

(6)                                  the place or places where such Securities are to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.                                                              Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1107.                                                              Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.                                                              Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Subordination of Securities

SECTION 1201.                                                              Securities Subordinate to Senior Indebtedness.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 1202.                                                              Payment Over of Proceeds Upon Dissolution, Etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money’s worth, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203.                                                              Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money’s worth, before the Holders of the Securities are entitled to receive any payment of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

SECTION 1204.                                                              No Payment When Senior Indebtedness in Default.

(a)                                  In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or

(b)                                 in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

SECTION 1205.                                                              Payment Permitted If No Default.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203 or 1204, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee or any Paying Agent of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holder of any moneys so received, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 1206.                                                              Subrogation to Rights of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1207.                                                              Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness (and, in the case of Section 1215, Entitled Persons in respect of Other Financial Obligations) on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness and the rights under Section 1215 of Entitled Persons in respect of Other Financial Obligations, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness, and under Section 1215 of Entitled Persons in respect of Other Financial Obligations, to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1208.                                                              Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1209.                                                              No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1210.                                                              Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor or from any Entitled Persons in respect of Other Financial Obligations, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) or an Entitled Person in respect of Other Financial Obligations to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor) or an Entitled Person in respect of Other Financial Obligations. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or an Entitled Person in respect of Other Financial Obligations to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Other Financial Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment or distribution to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1211.                                                              Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company and the Entitled Persons in respect of Other Financial Obligations, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1212.                                                              Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Entitled Persons in respect of Other Financial Obligations and shall not be liable to any such holders or creditors if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness or Entitled Persons in respect of Other Financial Obligations shall be entitled by virtue of this Article or otherwise.

SECTION 1213.                                                              Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, and with respect to any Other Financial Obligations owed to the Trustee as an Entitled Person, to the same extent as any other holder of Senior Indebtedness or Entitled Persons in respect of Other Financial Obligations, as the case may be, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder or Entitled Person.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1214.                                                              Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1213 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1215.                                                              Payment of Proceeds in Certain Cases.

(a)                                  If, after giving effect to the provisions of Section 1202 and Section 1206, any amount of cash, property or securities shall be available for payment or distribution in respect of the Securities (“Excess Proceeds”), and any Entitled Persons in respect of Other Financial Obligations shall not have received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations (and provision shall not have been made for such payment in money or money’s worth), then such Excess Proceeds shall first be applied (ratably with any amount of cash, property or securities available for payment or distribution in respect of any other indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to Entitled Persons in respect of Other Financial Obligations) to pay or provide for the payment of the Other Financial Obligations remaining unpaid, to the extent necessary to pay all Other Financial Obligations in full, after giving effect to any concurrent payment or distribution to or for Entitled Persons in respect of Other Financial Obligations. Any Excess Proceeds remaining after the payment (or provision for payment) in full of all Other Financial Obligations shall be available for payment or distribution in respect of the Securities.

(b)                                 In the event that, notwithstanding the foregoing provisions of subsection (a) of this Section, the Trustee or Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Other Financial Obligations are paid in full or payment thereof duly provided for, and if such fact shall, at or prior to the time of such payment or distribution have been made known to the Trustee or, as the case may be, such Holder, then and in such event, subject to any obligation that the Trustee or such Holder may have pursuant to Section 1202, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for payment in accordance with subsection (a).

(c)                                  Subject to the payment in full of all Other Financial Obligations, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to Entitled Persons in respect of Other Financial Obligations and is entitled to like rights of subrogation) to the rights of the Entitled Persons in respect of Other Financial Obligations to receive payments and distributions of cash, property and securities applicable to the Other Financial Obligations until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to Entitled Persons in respect of Other Financial Obligations of any cash, property or securities to which Holders of the Securities or the Trustee would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to Entitled Persons in respect of Other Financial Obligations by Holders of Securities or the Trustee, shall, as among the

Company, its creditors other than Entitled Persons in respect of Other Financial Obligations and the Holders of Securities be deemed to be a payment or distribution by the Company to or on account of the Other Financial Obligations.

(d)                                 The provisions of subsections (a), (b) and (c) of this Section are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the Entitled Persons in respect of Other Financial Obligations, on the other hand, after giving effect to the rights of the holders of Senior Indebtedness, as provided in this Article. Nothing contained in subsections (a), (b) and (c) of this Section is intended to or shall affect the relative rights against the Company of the Holders of the Securities and (1) the holders of Senior Indebtedness or (2) other creditors of the Company other than Entitled Persons in respect of Other Financial Obligations.

SECTION 1216.                                                              Certain Conversions Deemed Payment.

For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term “junior securities” means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Thirteen.

ARTICLE THIRTEEN

Conversion of Securities

SECTION 1301.                                                              Conversion Privilege and Conversion Price.

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, the principal amount of any Security which is payable at Stated Maturity or any portion thereof which is $1,000 or an integral multiple of $1,000 may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on October 30, 2023, subject, in the case of conversion of any Global Note, to any Applicable Procedures. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Redemption Date unless the Company defaults in making the payment due upon redemption, subject as aforesaid to any Applicable Procedures with respect to any Global Note.

The price at which shares of Common Stock shall be delivered upon conversion (herein called the “conversion price”) shall be initially $27.50 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in this Article.

SECTION 1302.                                                              Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company substantially in the form set forth in the form of reverse of Security in Section 203 at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds, as the case may be, or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company, in the case of a Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Securities or portions thereof which have been called for redemption on a Redemption Date within such period), the interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date notwithstanding the conversion of such Security after such Regular Record Date and prior to such Interest Payment Date. Except as set forth above and subject to the final paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 1303.                                                              Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price at the close of business on the day of conversion (or, if such day is not a Trading Date, on the Trading Date immediately preceding such day).

SECTION 1304.                                                              Adjustment of Conversion Price.

(a)                                  In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or which shall have been otherwise acquired by the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b)                                 Subject to the last sentence of paragraph (g) of this Section, in case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for the determination of the shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c)                                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)                                 Subject to the last sentence of this paragraph (d) and the last sentence of paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding those rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (h) of this Section. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in paragraph (b) of this Section) (“Rights”) pro rata to holders of Common Stock, the Company shall make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the “Conversion Shares”), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(e)                                  In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash with the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Company’s Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on such date less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the later of (a) the date following the date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 1306(a).

(f)                                    In case a tender offer made by the Company or any Subsidiary for all or any portion of the Company’s Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on the last time (the “Expiration Time”) tenders may be made pursuant to such tender offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the Expiration Time, of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Company’s Common Stock consummated within 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to paragraph (e) of this Section has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

(g)                                 The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1311 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (“Trigger Event”), shall for purposes of this Section 1304 not be deemed issued until the occurrence of the earliest Trigger Event.

(h)                                 For the purpose of any calculation under paragraphs (b), (d) and (e) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the day in question, provided, however, that (i) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 20th Trading Day prior to the day in question and prior to the “ex” date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the “ex” date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For the purpose of any computation under paragraph (f) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the 15 consecutive Trading Days selected by the Company commencing on or after the latest (the “Commencement Date”) of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the “ex” date, for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender offer.

(i)                                     No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further that all such adjustments shall be made no later than the third anniversary of the earliest date on which an adjustment would have been made but for this paragraph (i) and all calculations under this paragraph (i) shall be made to the nearest cent.

(j)                                     In addition to the adjustments in conversion price required by paragraphs (a), (b), (c), (d), (e) and (f), of this Section, the Company may from time to time in its discretion make such decreases in the conversion price as it considers to be advisable in order to avoid or diminish any federal income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes or for any other reasons.

SECTION 1305.                                                              Notice of Adjustments of Conversion Price.

Whenever the conversion price is adjusted as herein provided:

(a)                                  the Company shall compute the adjusted conversion price in accordance with Section 1304 and shall prepare a certificate signed by the chief financial officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

(b)                                 a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Securities Register.

SECTION 1306.                                                              Notice of Certain Corporate Actions.

In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

(b)                                 the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)                                  of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 1307.                                                              Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

SECTION 1308.                                                              Taxes on Conversions.

The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1309.                                                              Covenant as to Common Stock.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non- assessable and, except as provided in Section 1308, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 1310.                                                              Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1311.                                                              Provisions in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger or consolidation of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets or the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such

Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company, or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

FIRST REGIONAL BANCORP

By	/s/ Jack A. Sweeney
	Name:	Jack A. Sweeney
	Title:	Chief Executive Officer

By	/s/ Thomas E. McCullough
	Name:	Thomas E. McCullough
	Title:	Corporate Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Jeanie Mar
	Name:	Jeanie Mar
	Title:	Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

First Regional Bancorp
1801 Century Park East

Los Angeles, CA  90067

Wells Fargo Bank, National Association
707 Wilshire Boulevard, 17th floor

Los Angeles, CA  90017

Attention: Corporate Trust Division

Re: 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023 OF FIRST REGIONAL BANCORP

Reference is hereby made to the Indenture, dated as of October 30, 2003 (the “INDENTURE”), between First Regional Bancorp, as issuer (the “COMPANY”), and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                        (the “TRANSFEROR”) owns and proposes to transfer the Security or Securities or interest in such Security or Securities specified in Annex A hereto, in the principal amount of $                in such Security or Securities or interests (the “TRANSFER”), to                                  (the “TRANSFEREE”) as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION D GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “SECURITIES ACT”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation D Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

1

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an exemption from registration under the Securities Act; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

2

(a) ☐ CHECK IF TRANSFER IF PURSUANT TO RULE 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  CHECK IF TRANSFER IF PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

3

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ Regulation D Global Note (CUSIP          ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP          ), or

(iii)                               ☐ Restricted Global Note (CUSIP          ); or

(b)                                 ☐ a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ Regulation D Global Note (CUSIP          ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP          ), or

(iii)                               ☐ Restricted Global Note (CUSIP          ); or

(iv)                              ☐ (CUSIP          ), or Unrestricted Global Note (CUSIP          ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note.

in accordance with the terms of the Indenture.

4

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE

First Regional Bancorp
1801 Century Park East

Los Angeles, CA  90067

Wells Fargo Bank, National Association
707 Wilshire Boulevard, 17th floor

Los Angeles, CA  90017

Attention: Corporate Trust Division

Re: 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023 OF FIRST REGIONAL BANCORP

Reference is hereby made to the Indenture, dated as of October 30, 2003 (the “INDENTURE”), between First Regional Bancorp, as issuer (the “COMPANY”), and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “OWNER”) owns and proposed to exchange the Security or Securities specified herein, in the principal amount of $                        in such Security or Securities or interests (the “EXCHANGE”).  In connection with the Exchange, the Owner hereby certifies that:

1.  EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “SECURITIES ACT”), (iii) the restriction on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an

Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTE OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTE

(a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST ON A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK

ONE] ☐ Regulation D Global Note, ☐ Regulation S Global Note, ☐ Restricted Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: